Exhibit 5.1

Osler, Hoskin & Harcourt llp Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 main 416.862.6666 facsimile

September 27, 2023	Our Matter Number: 1245616

The Board of Directors
Senstar Technologies Corporation
119 John Cavanaugh Drive
Ottawa, Ontario
K0A 1L0

Ladies and Gentlemen:

RE: Senstar Technologies Corporation – Registration Statement on Form F-4

We have acted as Canadian counsel to Senstar Technologies Corporation (the “Company”), a corporation incorporated under the Business Corporations Act (Ontario) (the “OBCA”), in connection with the preparation of a registration statement on Form F-4 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the redomiciliation of Senstar Technologies Ltd., a company organized under the laws of the State of Israel (“Senstar-Israel”), from Israel to Ontario, Canada (the “Redomiciliation”) under the OBCA. Upon completion of the Redomiciliation, the shareholders of Senstar-Israel will be entitled to receive one common share of the Company, subject to applicable withholding taxes, for each one ordinary share, par value NIS 1.00 per share, of Senstar-Israel held. References in this opinion letter to the Company are to Senstar Technologies Corporation as it will exist upon completion of the Redomiciliation under the OBCA.

A.          Jurisdiction

We are solicitors qualified to practise law in the Province of Ontario, and we express no opinion as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

B.          Documentation

As Canadian counsel to the Company, we have participated in the preparation of, and have reviewed: (a) the Registration Statement, including Exhibit 3.1 [Articles and By-laws of Senstar Technologies Corporation] thereto; and (b) the Agreement and Plan of Merger between Senstar-Israel, the Company and Can Co Sub Ltd. dated September 26, 2023 (the “Merger Agreement”).

C.          Scope of Examination

In connection with the opinions expressed in this opinion letter, we have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary.

For purposes of this opinion letter, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into, the Registration Statement, other than Exhibit 3.1 [Articles and By-laws of Senstar Technologies Corporation] thereto.\

D.          Assumptions

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

We have also relied, as to certain factual matters, upon a certificate of an officer of the Company dated the date hereof, a copy of which has been delivered to you. We have assumed that the facts stated in that certificate will continue to be true and correct at the time of the completion of the Redomiciliation, as if the certificate were given on that date.

In connection with the opinion expressed in this opinion letter, we have also assumed that:

(a)
the Merger Agreement has been duly authorized, executed and delivered by Senstar-Israel and Can Co Sub Ltd., and is enforceable in accordance with its terms against the Company, Senstar-Israel and Can Co Sub Ltd.;

(b)	each issued and outstanding ordinary share, par value NIS 1.00 per share, of Senstar-Israel is validly issued; and

(c)	the Redomiciliation will be completed in the manner contemplated in the Registration Statement and the Merger Agreement, and in accordance with applicable laws of the State of Israel.

E.          Opinion

On the basis of the foregoing, we are of the opinion that, upon completion of the Redomiciliation in accordance with the terms of the Merger Agreement and as described in the Registration Statement, the common shares of the Company issuable under the Merger Agreement, when issued, will be validly issued, fully paid and non-assessable common shares of the Company.

F.          Consent

We consent to the use of this opinion letter as an exhibit to the Registration Statement, to the inclusion in the Registration Statement of our opinion appearing under the heading “Eligibility for Investment”, and to the use of our name wherever appearing in the Registration Statement, including the prospectus/proxy statement constituting a part thereof, and in any amendment thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder, or that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder.

Yours very truly,

/S/ OSLER, HOSKIN & HARCOURT LLP

RCL/GW/KF/SD